EX99-906CERT


                                  CERTIFICATION


      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust (comprising of Fallen Angel High Yield Bond ETF, Investment Grade Floating Rate ETF, International High Yield Bond ETF, Mortgage REIT Income ETF, Emerging Markets Local Currency Bond ETF, LatAm Aggregate Bond ETF, Renminbi Bond ETF, CEF Municipal Income ETF, High-Yield Municipal Index ETF, Intermediate Municipal Index ETF, Long Municipal Index ETF, Pre-Refunded Municipal Index ETF, and Short Municipal Index ETF), do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of Market Vectors ETF Trust for the periods ending April 30, 2012 (the "Form N-CSR") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors ETF Trust.


Dated: June 29, 2012                    /s/ Jan F. van Eck
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                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Market Vectors ETF Trust


Dated: June 29, 2012                    /s/ John J. Crimmins
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                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        Market Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.